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                                                                    EXHIBIT 99.3


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          COMDATA HOLDINGS CORPORATION
                    FOR ITS SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 12, 1995

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    The  undersigned  hereby appoints  George L.  McTavish, Edward  A. Barbieri,
Dennis R. Hanson and Peter D. Voysey, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of Comdata Holdings Corporation ("Comdata") held of record by the undersigned on October 27, 1995, at the Special Meeting of Stockholders (the "Special Meeting") to be held at Comdata's headquarters, 5301 Maryland Way, Brentwood, Tennessee, on December 12, 1995 at 9:00 a.m. local time and at any and all adjournments thereof, as set forth on the reverse side hereof.


    PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALL PROXIES ARE IMPORTANT, SO PLEASE COMPLETE EACH PROXY SENT TO YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of August 23, 1995 (the "Merger Agreement") by and among Ceridian Corporation ("Ceridian"), a newly formed subsidiary of Ceridian ("Sub") and Comdata and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, Sub will merge with and into Comdata, with Comdata being the surviving corporation and becoming a wholly-owned subsidiary of Ceridian (the "Merger"), and each outstanding share of Comdata Common Stock will be converted into 0.57 (the "Exchange Ratio") of a share of Ceridian Common Stock (with cash paid in lieu of fractional shares).

                  / / FOR        / / AGAINST        / / ABSTAIN

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
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2.  Such  other  matters  as  may  properly  come  before  the  Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournments thereof.

                     / / FOR      / / AGAINST      / / ABSTAIN

                                              Should  the undersigned be present
                                              and elect to  vote at the  Special
                                              Meeting   or  at  any  adjournment
                                              thereof and after notification  to
                                              the  Secretary  of Comdata  at the
                                              Special Meeting of the
                                              stockholder's decision  to  revoke
                                              this proxy, then the power of said
                                              attorneys shall be deemed
                                              terminated and of no further force
                                              and effect.

                                              Please  sign this  card exactly as
                                              your name appears on the left side
                                              of  this  card.  When  signing  as
                                              attorney, executor, administrator,
                                              trustee  or guardian,  please give
                                              your full  title.  If  shares  are
                                              held  jointly, each  holder should
                                              sign.

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                                              SIGNATURE(S)               DATE(S)